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                [LETTERHEAD OF SQUIRE, SANDERS & DEMPSEY L.L.P.]



                                                                  Exhibit (i)(3)



                                January 25, 2002



Van Kampen Florida Insured Tax Free Income Fund
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, IL  60181-5555


   Re:  Post-Effective Amendment No. 48 to the Registration Statement on
        Form N-1A for the Van Kampen Florida Insured Tax Free Income
        Fund (the "Registration Statement") (File Nos. 2-99715 and 811-4386)
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     We hereby consent to the reference to our firm under the heading "Legal
Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                        Very truly yours,


                                        /s/ Squire, Sanders & Dempsey L.L.P.